Exhibit 99.2

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Consolidated Financial Statements

December 31, 2005 and 2004

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Partners
Southern Union Gas Services, Ltd.:

We have audited the accompanying consolidated balance sheets of Southern Union Gas Services, Ltd. (formerly Sid Richardson Energy Services, Ltd.) and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Union Gas Services, Ltd. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three- year period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Fort Worth, Texas
March 31, 2006

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES
(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)
Consolidated Balance Sheets
December 31, 2005 and 2004

Assets (Note 5)	2005	2004
Current assets:
Cash and cash equivalents (note 3(c))	$36,724,768	31,980,011
Receivables:
Trade	7,591,565	530,870
Trade – affiliate (note 4)	89,436,075	54,817,311
Notes and accrued interest receivable	—	11,415
Notes and accrued interest receivable – affiliate (note 4)	—	13,960,012
Total receivables	97,027,640	69,319,608
Derivative financial instrument asset (note 3(f))	—	1,362,977
Deferred financing costs (note 5)	283,356	283,356
Prepaid expenses and other current assets	828,184	978,291
Total current assets	134,863,948	103,924,243
Property, plant, and equipment, net:
Land	12,787,081	12,787,081
Buildings	1,627,413	1,551,604
Natural gas plants and equipment	371,969,275	327,074,619
Transportation equipment	2,764,387	2,056,103
Construction in progress (note 3(i))	14,368,142	14,302,611
	403,516,298	357,772,018
Less accumulated depreciation	154,115,815	135,133,126
Net property, plant, and equipment	249,400,483	222,638,892
Deferred financing costs, net of accumulated
amortization of $319,191 and $105,839, respectively (note 5)	425,865	674,221
Other assets (note 7)	33,182	2,074,843
	$384,723,478	329,312,199
Liabilities and Partners’ Capital
Current liabilities:
Bank overdrafts	$10,752,488	7,121,454
Accounts payable – trade	6,352,324	2,171,440
Accounts payable – affiliates (note 4)	9,083,199	3,337,513
Notes and accrued interest payable – affiliate	229,147	—
Current portion of long-term debt (note 5)	15,000,000	15,000,000
Derivative financial instrument liability (note 3(f))	5,373,352	—
Due to gas producers	81,127,141	51,246,902
Accrued liabilities (notes 3(m), 5 and 10)	8,617,652	1,721,804
Total current liabilities	136,535,303	80,599,113

Long-term debt (note 5)	106,071,428	127,500,000
Other long-term liabilities (note 6)	9,896,876	7,583,909
Deferred tax liabilities, net (note 3(q))	1,234,917	935,663
Minority interest in subsidiaries (note 3(a))	2,514,637	2,091,200
Partners’ capital	128,470,317	110,602,314
Commitments and contingencies (notes 6, 8 and 10)
	$384,723,478	329,312,199

See accompanying notes to consolidated financial statements.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES
(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)
Consolidated Statements of Operations
Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Revenues:
Sales - affiliate (note 4)	$976,179,229	640,829,010	581,365,463
Sales - other	24,881,627	14,584,099	17,459,898
Total sales	1,001,060,856	655,413,109	598,825,361
Costs and expenses:
Purchased gas	724,307,423	517,993,027	477,239,365
Purchased gas - affiliate (note 4)	108,709,423	9,883,486	6,521,773
Depreciation and amortization	18,843,126	18,243,050	18,654,335
Operating and maintenance (notes 6 and 8)	52,839,252	41,254,855	43,252,315
General and administrative expenses, net (notes 4, 6, 8 and 9)	16,649,331	12,406,220	11,279,021
Income from operations	79,712,301	55,632,471	41,878,552

Other income (expense):
Interest income - affiliate (note 4)	164,868	266,934	283,316
Interest income (note 9)	835,069	4,903,000	198,958
Interest expense (note 5)	(6,055,415)	(3,139,663)	(3,249,841)
Interest expense - affiliate	(5,430)	(126)	—
Gain (loss) on derivative instruments (note 3(f))	(7,186,329)	1,362,977	—
Other, net (notes 5, 7 and 9)	1,039,608	9,286,893	(1,611,811)
Other income (expense), net	(11,207,629)	12,680,015	(4,379,378)

Net income before provision for income taxes and
minority interest in subsidiaries' net income	68,504,672	68,312,486	37,499,174

Income tax expense (note 3(q))	(306,998)	(82,193)	(28,662)
Minority interest in subsidiaries’ (net income) loss (note 3(a))	69,063	(142,728)	(239,349)
Net income	$68,266,737	68,087,565	37,231,163

See accompanying notes to consolidated financial statements.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES
(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)
Consolidated Statements of Changes in Partners’ Capital
Years ended December 31, 2005, 2004 and 2003

	General	Limited
	Partner	Partner	Total
Balance at December 31, 2002	$1,631,965	147,450,569	149,082,534
Distributions	(153,180)	(15,164,820)	(15,318,000)
Net income	372,312	36,858,851	37,231,163
Balance at December 31, 2003	1,851,097	169,144,600	170,995,697
Distributions	(1,284,809)	(127,196,139)	(128,480,948)
Net income	680,876	67,406,689	68,087,565
Balance at December 31, 2004	1,247,164	109,355,150	110,602,314
Distributions	(503,987)	(49,894,747)	(50,398,734)
Net income	682,667	67,584,070	68,266,737
Balance at December 31, 2005	$1,425,844	127,044,473	128,470,317

See accompanying notes to consolidated financial statements.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES
(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)
Consolidated Statements of Cash Flows
Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from operating activities:
Net income	$68,266,737	68,087,565	37,231,163
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	18,843,126	18,243,050	18,654,335
Amortization of deferred financing costs	248,356	649,924	1,008,569
Minority interest in subsidiaries’ net income (loss)	(69,063)	142,728	239,349
(Gain) loss on sale of property, plant, and
equipment and other assets	(1,133,970)	19,603	679,155
Unrealized (gain) loss on derivative instrument	6,736,329	(1,362,977)	—
Deferred tax expense	299,254	74,428	19,694
Changes in assets and liabilities:
Trade receivables	(7,060,695)	493,286	10,519
Trade receivables – affiliate	(34,618,764)	34,573	(14,354,476)
Accrued interest receivable – affiliate	84,760	(26,711)	30,253
Prepaid expenses and other current assets, net	74,087	191,170	32,177
Other	(300,391)	(63,527)	5,884
Accounts payable – trade	4,180,884	(2,720,638)	635,223
Accounts payable – affiliates	5,745,686	(2,082,975)	2,226,430
Change in notes and accrued interest payable	2,487	—	—
Due to gas producers	29,880,239	4,428,426	12,003,317
Accrued liabilities	6,895,848	890,529	137,039
Other long-term liabilities	2,312,967	261,848	2,574,987
Net cash provided by operating activities	100,387,877	87,260,302	61,133,618
Cash flows from investing activities:
Change in notes and accrued interest receivable	11,415	2,648	(14,063)
Advances on notes receivable – affiliate	(1,183,000)	(3,840,225)	(73,713,588)
Receipts on notes receivable – affiliate	15,058,252	6,050,000	76,650,000
Purchases of property, plant, and equipment	(45,261,829)	(20,042,410)	(13,880,616)
Proceeds from sale of property, plant, and
equipment and other assets	3,209,154	475,922	1,481,079
Net cash used in investing activities	(28,166,008)	(17,354,065)	(9,477,188)
Cash flows from financing activities:
Payment of deferred financing costs	—	(1,063,416)	(643,130)
Bank overdraft	3,631,034	4,559,294	(1,058,940)
Proceeds from note payable – affiliate	226,660	5,000,000	—
Payments on note payable – affiliate	—	(5,000,000)	—
Proceeds on long-term debt	—	80,000,000	—
Payments on long-term debt	(21,428,572)	(10,500,000)	(22,700,000)
Distributions to partners	(50,398,734)	(128,480,948)	(15,318,000)
Distribution to minority interest in subsidiaries	—	(147,868)	—
Contribution of minority interest in subsidiaries	492,500	170,000	1,050,000
Net cash used in financing activities	(67,477,112)	(55,462,938)	(38,670,070)
Net change in cash and cash equivalents	4,744,757	14,443,299	12,986,360
Cash and cash equivalents at beginning of year	31,980,011	17,536,712	4,550,352
Cash and cash equivalents at end of year	$36,724,768	31,980,011	17,536,712

Supplemental disclosure of cash flow information:
Cash paid for interest, net of interest capitalized, in 2005, 2004 and 2003 totaled $6,024,924, $2,606,335 and $2,698,471, respectively.
During 2003, the Partnership sold property and equipment in exchange for $1,000,000 of common stock
(other asset) and a $1,000,000 note receivable (other asset). See note 7.

See accompanying notes to consolidated financial statements.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

(1)	Organization and Description of Business

Sid Richardson Energy Services, Ltd. (the Partnership) was formed on March 1, 1993 as a Texas limited partnership under the name Sid Richardson Gasoline, Ltd. In March 2001, the Partnership changed its name to Sid Richardson Energy Services, Ltd.

The Partnership is engaged in the gathering, transmission, treating, processing and transporting of natural gas and natural gas liquids in Texas and New Mexico. The Partnership’s activities primarily include connecting the wells of natural gas producers to the Partnership’s gathering systems, treating natural gas to remove impurities to ensure that it meets pipeline quality specifications, processing natural gas for the removal of natural gas liquids, purchasing natural gas and natural gas liquids, and transporting natural gas and natural gas liquids to affiliates. Substantially all of the Partnership’s sales are made to Richardson Energy Marketing, Ltd. (REM), an affiliate under common control (note 3(d)).

(2)	Definitive Agreement to Sell Partnership Interests

On December 15, 2005, the owners of the Partnership executed a Purchase and Sale Agreement (the PSA) with wholly owned subsidiaries of Southern Union Company (SUC) to sell the partnership interests in the Partnership and its affiliate, REM, to SUC. After closing of the transaction, the Partnership will continue to operate as a direct or indirect subsidiary of SUC. The transaction closed on March 1, 2006 and the Partnership was renamed Southern Union Gas Services, Ltd. In connection with the sale, the Partnership paid the outstanding balance on its credit agreement (note 5) on February 9, 2006 and paid approximately $7,561,000 of accrued retention liabilities on February 28, 2006 (note 3(m)). The debt repayment was funded from available cash balances plus partner capital contributions received on February 9, 2006 totaling $100,000,000. Under the terms of the PSA, obligations related to the Partnership’s defined benefit plans were not transferred or otherwise acquired by SUC (see note 6).

(3)	Summary of Significant Accounting Policies and Practices

(a)	Basis of Presentation and Consolidation

The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. Net income or loss is credited or charged to the partners’ capital accounts in accordance with their respective percentage interest as stated in the partnership agreement. The Partnership is permitted to make distributions based on the availability of distributable funds as determined by the General Partner. The allocation of distributions is based on each partner’s interests pursuant to the partnership agreement, consistent with the allocation of net income or loss.

The accompanying consolidated financial statements include the Partnership, SRCG West Texas Gathering, Inc. (SRCG West Texas) and subsidiary; Leapartners, L.P., its 99% owned subsidiary partnership (Leapartners); Mi Vida Genpar, LLC; and Sid Richardson Pipeline, Ltd. and subsidiaries (collectively the Partnership).

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

During 2003, the Partnership contributed certain assets and a third party contributed cash to form a new subsidiary partnership (Grey Ranch). The Partnership exercises control over Grey Ranch and has therefore included the assets (including the assets contributed upon formation that are recorded at historical cost), liabilities, income and expenses of Grey Ranch in the accompanying consolidated financial statements.

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46), which clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements. FIN 46 defines variable interest entities and how an enterprise should assess its interests in a variable interest entity to decide whether to consolidate that entity. In December 2003, the FASB issued a revision of FIN 46 (FIN 46R), primarily to clarify the required accounting for investments in variable interest entities. This standard replaces FIN 46. For the Partnership, application was required immediately for variable interest entities created after December 31, 2004 and for variable interest entities in which an interest is acquired after that date, and to all entities that are subject to FIN 46R by January 1, 2005. The interpretation requires certain minimum disclosures with respect to variable interest entities in which an enterprise holds significant variable interest but which it does not consolidate. FIN 46R may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year presented. The provisions of FIN 46R had no impact on the Partnership’s consolidated financial position, results of operations, or disclosures.

The net assets of the minority partnership interests in Leapartners and Grey Ranch and their respective share of income and expenses are included in Minority interest in subsidiaries and Minority interest in subsidiaries’ net (income) loss in the accompanying consolidated financial statements.

All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates

The Partnership has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting policies generally accepted in the United States of America. Although the Partnership believes the estimates are appropriate, actual results could differ from those estimates.

(c)	Cash and Cash Equivalents

The Partnership considers all highly liquid financial instruments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents include $36,708,818 and $31,363,128 of money market investments at December 31, 2005 and 2004, respectively.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

(d)	Significant Customers and Concentrations of Credit Risk

For the years ended December 31, 2005, 2004 and 2003, sales to REM, an affiliate under common control with the Partnership, accounted for 98%, 98% and 97% of total net sales, respectively.

Financial instruments, which potentially subject the Partnership to concentrations of credit risk, consist primarily of trade accounts receivable and derivative financial instruments. The Partnership’s primary customer is REM. Consequently, matters affecting the business and financial condition of REM, including its operations, management, customers, and vendors, have the potential to impact the Partnership’s credit exposure. The Partnership believes the risk is limited since REM’s customers represent a broad and diverse group of energy marketers and end users. In addition, the Partnership’s management continually monitors and reviews credit exposure to each of REM’s counterparties.

(e)	Allowance for Uncollectible Receivables

The Partnership records an allowance for uncollectible accounts based on several factors that include, but are not limited to, historical experience and current projected financial conditions of specific customers, current economic conditions and other information. As the financial condition of any party changes, circumstances develop, or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. No reserves were recorded as of December 31, 2005 and 2004.

(f)	Derivatives

The Partnership periodically manages its exposure to commodity price fluctuations using derivative financial instruments. The Partnership accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS No. 133). Derivative financial instruments subject the Partnership to off-financial statement risk. Derivative financial instruments involve not only the risk of dealing with counterparties and their ability to meet the terms of the contracts but also the risk associated with unmatched positions and market fluctuations. Notional, face or contract amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller.

Under SFAS No. 133, the Partnership is required to record derivative financial instruments at fair value. The fair value of derivative financial instruments is determined by commodity exchange prices, over-the-counter quotes, volatility, time value, counterparty credit and the potential impact on market prices of liquidating positions in an orderly manner over a reasonable period of time under current market conditions. Under SFAS No. 133, market value changes result in a change in the fair value of derivative financial instruments. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, the reason for holding it. If the derivative instrument does not qualify or is not designated as part of a hedging relationship, changes in fair value of the derivative are recognized in earnings as they occur. Commodity price volatility may have a significant impact on the gain or loss in any given period.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

The Partnership periodically enters into certain commodity collar arrangements (commodity collars) in order to hedge against significant market value declines in commodity prices. Commodity collars are arrangements in which the counterparty agrees to be a put option seller and a call option buyer and the Partnership agrees to be the corresponding put option buyer and call option seller. Both the put option and call option are for the same quantity of a derivative commodity instrument.

On September 3, 2004, the Partnership entered into a natural gas commodity collar arrangement with JP Morgan Chase Bank. SRES is buyer of the put at a strike price of $4.00 and seller of the call at a strike price of $11.00. The notional quantity per delivery month of the collar is 37,500 MMBtu’s per day, for delivery months November 2004 through October 2006. The reference price is the Waha Index as determined by the publication “Inside FERC’s Gas Market Report” for the month corresponding to the relevant delivery date. For the month of November 2005, the published price of the Waha Index was $11.40, a difference of $0.40 above the call strike price. Under the terms of the collar, settlement of $450,000 was made to JP Morgan Chase. No other settlement has been made under this collar arrangement.

At December 31, 2005 and 2004, the Partnership had open commodity collars with a liability of $5,373,352 and an asset of $1,362,977, respectively. The Partnership has marked these derivatives to market in Gain (loss) on derivative instruments in the accompanying consolidated statements of operations as such instruments did not qualify for hedge accounting.

(g)	Contracts for Physical Purchases and Sales

The Partnership’s contracts for the physical purchase and sale of natural gas and natural gas liquids are derivatives under SFAS No. 133, since the underlying natural gas and natural gas liquids are commodities readily convertible to cash - thereby meeting the net settlement provision of SFAS No. 133. The contracts do not provide for a net settlement in cash, nor do they provide for any settlement mechanism other than the physical delivery of the underlying natural gas and natural gas liquids. Since the Partnership’s contracts for the physical purchase and sale of natural gas and natural gas liquids are based on a floating index price, no mark-to-market adjustment is required because there is no fair value.

(h)	Property, Plant and Equipment

Property, plant and equipment are recorded at cost. The Partnership charges repairs and maintenance against income when incurred and capitalizes renewals and betterments, which extend the useful life or expand the capacity of the assets. The Partnership calculates depreciation on the straight-line method over the following estimated useful lives: buildings - 20 to 35 years; natural gas plants and equipment - 10 to 25 years; transportation equipment - 3 years.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

(i)	Capitalization of Interest

The Partnership capitalizes interest on major projects during extended periods which are required to prepare the assets for their intended use. Such interest is allocated to property, plant and equipment and amortized over the estimated useful lives of the related assets. During 2005, 2004 and 2003, the Partnership capitalized $1,108,000, $202,000 and $87,000, respectively, of interest on construction in progress.

(j)	Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Partnership evaluates its long-lived assets for impairment when events or changes in circumstances indicate, in the Partnership’s judgment, that the carrying value of such asset may not be recoverable. The determination of whether impairment has occurred is based on the Partnership’s estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If impairment has occurred, the amount of impairment recognized is determined by estimating the fair value of the assets and recording a provision for the amount by which the carrying value exceeds fair value. For assets identified to be held for sale, the carrying value of these assets is compared to the estimated fair value, less the cost to sell, to determine if impairment is required. An asset is no longer depreciated while it is held for sale. Until the assets are disposed of, an estimate of the fair value is re-evaluated when related events or circumstances change.

When determining whether impairment of one of the Partnership’s long-lived assets has occurred, the Partnership must estimate the undiscounted cash flows attributable to its assets or asset groups. Such an estimate of cash flows is based on assumptions regarding future natural gas liquids product and natural gas prices. Projections of future commodity prices are inherently subjective and contingent upon a number of factors, many of which are difficult to forecast. Any significant variance in any of these assumptions or factors could materially affect future cash flows. The Partnership has reviewed its long-lived assets for impairments and has not identified any such impairment.

(k)	Asset Retirement Obligations

SFAS No. 143, Accounting for Asset Retirement Obligations, (SFAS No. 143) was issued in June 2001. The Partnership adopted SFAS No. 143 beginning January 1, 2003. This statement requires entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which the obligation is incurred and can be reasonably estimated. When the liability is initially recorded, a corresponding increase in the carrying amount of the related long-lived asset is recorded. Over time, accretion of the liability is recognized each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss on settlement.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB No. 143 (FIN 47), which clarifies the accounting for conditional asset retirement obligations as used in SFAS No. 143. A conditional asset retirement obligation (ARO) is an unconditional legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional ARO under SFAS No. 143 if the fair value of the liability can be reasonably estimated. FIN 47 permits, but does not require, restatement of interim financial information. The provisions of FIN 47 are effective at December 31, 2005.

Under the implementation guidelines of SFAS No. 143 and FIN 47, the Partnership has reviewed its long-lived assets, rights-of-way, easements and lease arrangements for ARO liabilities, including any conditional ARO liabilities and identified any such liabilities. These liabilities include AROs related to rights-of-way and easements over property not owned by the Partnership, leases of land, and regulatory requirements associated with the removal and disposal of asbestos.

The Partnership’s rights under its rights-of-way and easements are renewable or perpetual and retirement action, if any, is required only upon nonrenewal or abandonment of the rights-of-way and easements. The Partnership currently expects to continue to use or renew all such rights-of-way and easement agreements for the foreseeable future. Accordingly, the Partnership is unable to reasonably estimate and record liabilities for its obligations because it does not believe that any of the applicable assets will be retired or abandoned in the foreseeable future. The Partnership will record ARO’s in the period in which the obligations may be reasonably estimated.

The Partnership has recorded approximately $900,000 of liabilities for ARO’s principally related to removal of equipment from leased land and removal and disposal of asbestos.

(l)	Deferred Financing Costs

Deferred financing costs are amortized on a straight-line basis over the term of the related obligations, which approximates the effective interest method. In the event the Partnership’s long-term debt is refinanced or restructured, any remaining related unamortized deferred financing costs are expensed.

(m)	Accrued Liabilities

Accrued liabilities at December 31, 2005 and 2004 primarily consist of amounts relating to accrued employee retention liabilities and other accrued employee benefits.

(n)	Contingencies and Environmental Costs

The Partnership records a liability for loss contingencies arising from claims, assessments, litigation, fines, and penalties in the consolidated financial statements when a loss is known or considered probable and the amount can be reasonably estimated. The Partnership reviews these estimates each accounting period as additional information is known and adjusts the loss accrual when appropriate. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in the consolidated financial statements.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

Environmental expenditures are expensed or capitalized as appropriate, depending on the nature of the expenditures and their future economic benefit. Expenditures that relate to an existing condition caused by past operations that do not contribute to current or future revenue generation are expensed. Liabilities for these expenditures are recorded on an undiscounted basis (or discounted when the obligation can be settled at fixed and determinable amounts) when environmental assessments or clean-ups are probable and the costs can be reasonably estimated.

(o)	Fair Value of Financial Instruments

The Partnership has estimated the fair value of the Partnership’s financial instruments using available market information and valuation methodologies. Considerable judgment is required to develop the estimates of fair value. Estimates of fair value are not necessarily indicative of the amount the Partnership could realize upon the sale or refinancing of such financial instruments.

The carrying amounts of cash and cash equivalents, trade receivables, accounts payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. Derivative financial instruments are included in assets or liabilities at fair value. The carrying amounts of notes and accrued interest receivable - affiliates approximate their fair value as such instruments bore interest at a floating rate which is believed to be comparable to those rates currently offered on deposits under a centralized cash management program offered by third party financial institutions (note 4). The fair value of other assets approximates its carrying value as the underlying instruments either (i) bear interest at a rate which is believed to be comparable to those currently offered on similar subordinated instruments or (ii) are carried at values which are believed to approximate a market value for similar equity investments in private companies (note 7). The fair value of the Partnership’s long-term debt and accrued interest payable is believed to approximate its carrying value as such instruments bear interest at a floating rate which was comparable to rates currently offered to the Partnership for similar debt instruments of comparable maturities by the Partnership’s bankers.

(p)	Revenue Recognition

The Partnership recognizes revenue for natural gas and natural gas liquid product sales at the time the product is delivered and title is transferred. Gas gathering, processing and treating revenues, which are not significant to the accompanying consolidated financial statements, are recognized in the period in which services are provided.

(q)	Income Taxes

The Partnership is not a taxable entity for Federal income tax purposes. As such, the Partnership does not directly pay Federal income tax. The Partnership’s taxable income or loss, which may vary substantially from the net income or loss reported in the consolidated statements of operations, is includable in the Federal income tax return of each partner.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

The Partnership’s wholly owned subsidiary, SRCG West Texas, files consolidated Federal and state income tax returns. SRCG West Texas accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. This statement requires SRCG West Texas to recognize deferred tax assets and liabilities under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

During 2005, 2004 and 2003, SRCG West Texas recognized current tax expense of $7,744, $7,765 and $8,968, respectively, and deferred tax expense of $299,254, $74,428 and $19,694, respectively. A reconciliation of the provision for taxes for SRCG West Texas is as follows:

	2005	2004	2003

Expected Federal taxes at statutory rate (35%)	$324,359	74,831	$18,842
State income taxes, net	7,744	7,765	8,968
Other, net	(25,105)	(403)	852
Income tax expense	$306,998	82,193	$28,662

The principal components of SRCG West Texas’ net deferred tax liabilities at December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred income tax assets:
Net operating loss carry forwards	$—	467,589
Amounts accrued for financial reporting
purposes not yet deductible for tax purposes	179,254	79,520
Total deferred income tax assets	179,254	547,109
Deferred income tax liabilities:
Property, plant and equipment	(1,414,171)	(1,482,772)
Deferred tax liabilities, net	$(1,234,917)	(935,663)

The ultimate realization of deferred tax assets is dependent upon the ability of SRCG West Texas to generate taxable income during the periods in which those temporary differences become deductible. The Partnership considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon projections of future taxable income, the Partnership believes it is more likely than not that SRCG West Texas will realize the benefits of these deductible differences. Therefore, no valuation allowance has been established. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

(r)	Defined Benefit Plans

The Partnership has a defined benefit retirement plan covering substantially all of its employees and also has a nonqualified defined benefit plan covering certain key executives. The benefits under both plans are based upon years of service and compensation during the ten calendar years before employment ceases. The Partnership computes pension expense for the defined benefit retirement plan and costs associated with the nonqualified defined benefit plan in accordance with SFAS No. 87, Employers’ Accounting for Pensions.

(s)	Comprehensive Income

Comprehensive income includes net income and other comprehensive income (loss), which may include items such as unrealized holding gains and losses on available-for-sale securities, gains and losses on derivative financial instruments accounted for as a cash flow hedge, adjustments to minimum pension liabilities, or foreign currency translation adjustments. The Partnership did not have any items resulting in a difference between net income and other comprehensive income (loss) during the years ended December 31, 2005, 2004 and 2003.

(4)	Related Party Transactions

The Partnership sells substantially all of its gas and natural gas liquids to REM, an affiliate under common control. Such sales accounted for 98%, 98% and 97% of the Partnership’s total net sales during 2005, 2004 and 2003, respectively. During the Partnership’s normal business cycle, these amounts are recorded as sales and are reported as Sales - affiliate in the accompanying consolidated statements of operations. Amounts receivable from affiliates for sales of gas and natural gas liquids are included in Trade receivables - affiliate in the accompanying consolidated balance sheets.

The Partnership purchases a portion of natural gas and natural gas liquids from related parties. During the Partnership’s normal business cycle, these amounts are recorded as cost of sales and are reported as Purchased gas - affiliate in the accompanying consolidated statements of operations. Amounts owed to affiliates for purchases of natural gas liquids are included in Accounts payable - affiliates in the accompanying consolidated balance sheets.

Certain employees of REM also provide services to the Partnership. During 2005, 2004 and 2003, the Partnership was allocated $1,812,548, $1,317,236 and $965,348, respectively, for its portion of these employees’ salaries, benefits, pension expenses, and other related costs. Such allocations are reflected in General and administrative expenses, net in the accompanying consolidated statements of operations.

The Partnership shares certain common administrative services and facilities, including office space, with related parties. During 2005, 2004 and 2003, the Partnership reimbursed affiliates in the amount of approximately $4,545,559, $3,938,000 and $3,311,000, respectively, for its portion of these expenses. Such amounts are reflected in General and administrative expenses, net in the accompanying consolidated statements of operations.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

The Partnership had unsecured notes receivable from an affiliate, due on demand and no later than dates ranging from April 15, 2008 to March 1, 2009, amounting to $0 and $13,875,252 at December 31, 2005 and 2004, respectively. Accrued interest associated with the notes amounted to $0 and $84,750 at December 31, 2005 and 2004, respectively. These notes bear interest at an agreed-upon variable rate of 2.6% at December 31, 2004. These notes receivable are related to a centralized cash management program managed by affiliates and are reflected in Notes and accrued interest receivable - affiliate in the accompanying consolidated balance sheets. Interest related to these notes is reflected in Interest income - affiliate in the accompanying consolidated statements of income. These notes and accrued interest receivable - affiliate were repaid in full during May 2005.

(5)	Long-Term Debt

At December 31, 2005 and 2004, the Partnership has a $150,000,000 amended and restated credit agreement with a group of banks. The credit agreement bears interest at an agreed-upon variable rate (6.1% and 4.3% at December 31, 2005 and 2004, respectively) and is secured by all assets of the Partnership. At December 31, 2005 and 2004, long-term debt under this credit agreement amounted to $106,071,428 and $127,500,000, with current installments of $15,000,000 each year. On February 9, 2006 the Partnership paid this debt in its entirety.

The Partnership had accrued interest of $40,778 and $290,195 related to the debt at December 31, 2005 and 2004, respectively, which is included in Accrued liabilities in the accompanying consolidated balance sheets. During 2005, 2004 and 2003, the Partnership incurred $0, $1,063,416 and $643,130 respectively, in deferred financing costs in connection with the credit agreements and certain amendments and is amortizing these costs over the term of such loans. Amortization of deferred financing costs amounted to $248,356, $249,120 and $553,809 during 2005, 2004 and 2003, respectively, and is included in Interest expense in the accompanying consolidated statements of operations. Total write-offs of unamortized deferred financing costs due to refinancing of related debt obligations was $0, $400,804, and $454,760 during 2005, 2004, and 2003, respectively, and is included in Other, net in the accompanying consolidated statements of operations.

The credit agreements contain certain financial covenants that require the maintenance of certain ratios. As of December 31, 2005 and 2004, the Partnership was in compliance with the covenants under the credit agreements.

(6)	Retirement Plans for Employees

Defined Benefit Plans

The Partnership participates in a single employer, as a member of a control group, defined benefit retirement plan (the Plan) which covers substantially all of its employees as well as certain employees of affiliates as defined by the Plan. The Plan is sponsored by the Partnership and certain affiliates and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In addition, the Partnership maintains a nonqualified defined benefit plan (the Restoration Plan) covering certain key executives.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

The following table sets forth the benefit obligations, fair value of plan assets, and funded status at December 31, 2005 and 2004:

	Plan benefits		Restoration plan benefits		Plan totals
	2005	2004	2005	2004	2005	2004
Projected benefit obligation	$30,169,476	26,486,546	2,950,640	1,221,559	33,120,116	27,708,105
Fair value of plan assets	17,227,826	16,968,405	—	—	17,227,826	16,968,405
Funded status	$(12,941,650)	(9,518,141)	(2,950,640)	(1,221,559)	(15,892,290)	(10,739,700)
Amounts recognized in the
consolidated balance sheets
consist of:
Other long-term liabilities	$(7,897,130)	(6,223,240)	(1,123,606)	(970,669)	(9,020,736)	(7,193,909)

The accumulated benefit obligation for the Plan was $24,757,483 and $17,083,557 at December 31, 2005 and 2004, respectively. The accumulated benefit obligation for the Restoration Plan was $1,007,439 and $527,469 at December 31, 2005 and 2004, respectively.

Net periodic benefit cost for the years ended December 31, 2005, 2004 and 2003 was as follows:

	Plan benefits			Restoration plan benefits
	2005	2004	2003	2005	2004	2003
Service cost	$1,443,761	2,033,249	1,822,820	86,884	119,373	53,868
Interest cost	1,522,976	1,545,505	1,434,000	70,240	76,590	35,821
Expected return on assets	(1,357,472)	(1,147,684)	(1,175,751)	—	—	—
Recognized prior service cost	(484,317)	—	—	(43,562)	—	—
Recognized actuarial loss	548,941	185,069	49,514	56,435	33,939	(12,538)
Net periodic
benefit cost	$1,673,889	2,616,139	2,130,583	169,997	229,902	77,151
Net periodic benefit cost recognized
in the consolidated statements
of operations consists of:
Cost of sales	$1,273,273	2,062,923	1,702,866	—	—	—
General and administrative
expenses, net	400,616	553,216	427,717	169,997	229,902	77,151
Total	$1,673,889	2,616,139	2,130,583	169,997	229,902	77,151

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

	Plan totals
	2005	2004	2003
Service cost	$1,530,645	2,152,622	1,876,688
Interest cost	1,593,216	1,622,095	1,469,821
Expected return on assets	(1,357,472)	(1,147,684)	(1,175,751)
Recognized prior service cost	(527,879)	—	—
Recognized actuarial loss	605,376	219,008	36,976
Net periodic benefit cost	$1,843,886	2,846,041	2,207,734
Net periodic benefit cost recognized in the
consolidated statements of operations
consists of:
Cost of sales	$1,273,273	2,062,923	1,702,866
General and administrative
expenses, net	570,613	783,118	504,868
Total	$1,843,886	2,846,041	2,207,734

The Partnership contributed $0, $2,451,446 and $0 to the Plan during 2005, 2004, and 2003, respectively. The Plan paid $613,978, $1,154,635 and $2,490,604 in benefits to its participants during 2005, 2004 and 2003, respectively.

The Partnership paid $17,060, $22,747, and $22,747 in benefits to its participants of the Restoration Plan during 2005, 2004 and 2003, respectively.

Weighted average assumptions used to determine benefit obligations for the years ended December 31, 2005, 2004 and 2003 were as follows:

	Plan benefits			Restoration plan benefits
	2005	2004	2003	2005	2004	2003
Discount rate	5.50%	5.75%	6.25%	5.50%	5.75%	6.25%
Rate of compensation increase	5.00	5.00	5.50	5.00	5.00	5.50

Weighted average assumptions used to determine net benefit costs for the years ended December 31, 2005, 2004 and 2003 were as follows:

	Plan benefits			Restoration plan benefits
	2005	2004	2003	2005	2004	2003
Discount rate	5.75%	6.25%	6.75%	5.75%	6.25%	6.75%
Expected long-term rate of return
on plan assets	8.00	8.00	8.00	N/A	N/A	N/A
Rate of compensation increase	5.00	5.50	5.50	5.00	5.50	5.50

The Plan’s expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on the Plan’s historical returns, without adjustments.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

The Plan’s investment policy governs how assets are invested. The policy is designed to maximize overall return potential while minimizing the risk of loss. The policy permits designated investment managers to invest in mutual funds, equities, bonds and debt instruments to establish a diversified investment portfolio. Asset allocations are reviewed with investment managers at least annually and more often when it appears that market trends might materially change. The weighted average asset allocation of the Partnership’s Plan assets at December 31, 2005 and 2004 was as follows:

	Plan assets at December 31
	2005	2004
Asset category:
Equity securities	74%	58%
Debt securities	6	13
Other	20	29
Total	100%	100%

Based on the funded status of the Plans and anticipated benefit payments, the Partnership does not expect to make any contributions to the Plan during 2006.

The Plan and the Partnership on behalf of the Restoration Plan expect to pay the following benefits in future periods:

		Restoration
	Plan	plan	Total
Year ending December 31:
2006	$1,475,429	13,505	1,488,934
2007	1,185,047	20,171	1,205,218
2008	1,420,788	29,578	1,450,366
2009	1,196,990	37,122	1,234,112
2010	1,466,275	50,287	1,516,562
2011 – 2015	12,621,165	3,289,964	15,911,129

The expected benefits are based on the same assumptions used to measure the Partnership’s benefit obligation at December 31 and include estimated future employee service. See note 4 for information regarding additional defined benefit plan cost allocations from REM.

On January 1, 2005, the Plan was amended to modify benefits for participants who did not meet certain age and service criteria as of that date. The amendments primarily reduced the benefit formula applicable to these participants, eliminated disability benefits previously provided under the Plan, and modified the payment options available for amounts earned under the Plan after December 31, 2004.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

Defined Contribution Plan

The Partnership also has a 401(k) defined contribution plan to permit participant contributions on a pre-tax basis. This plan is also subject to the provisions of ERISA. The plan allows eligible employees to contribute up to the maximum IRS limits $14,000, $13,000 and $12,000 in 2005, 2004 and 2003, respectively. The Partnership matches the first 4% of the employee’s annual compensation on a dollar for dollar basis, up to a maximum of $5,000 per year per employee. Contributions made to this plan by the Partnership in 2005, 2004 and 2003 were approximately $467,000, $431,000 and $413,000, respectively, and are included in Operating and maintenance and General and administrative expenses, net in the accompanying consolidated statements of operations.

(7)	Sale of Property and Equipment and Other Assets

During 2003, the Partnership sold property and equipment with a net book value of $3,176,430. In exchange for the property and equipment, the Partnership received 10,000 shares of PetroSource Energy Company capital stock with an estimated fair value of $1,000,000 and a note receivable in the amount of $1,000,000. The note receivable bears interest at 6.0% and interest is payable on a quarterly basis beginning January 1, 2004 and continuing through October 1, 2004. Thereafter, quarterly payments of principal and accrued interest will be paid until October 1, 2011. The Partnership recognized a loss of $1,176,430 on this transaction which is included in Other, net in the accompanying consolidated statements of operations for the year ended December 31, 2003.

During 2004, the Partnership received $45,000 in additional capital stock in lieu of accrued interest. The capital stock and note receivable amounted to $2,045,000 at December 31, 2004, and is included in Other assets in the accompanying consolidated balance sheets.

On March 4, 2005, PetroSource Energy Company converted to a limited partnership. Accordingly, the Partnership’s capital stock was converted into partnership units (10,699.28 units). On November 21, 2005, a Partnership Interest and Note Purchase Agreement (Agreement) was entered into with Riata Energy, Inc. The Agreement was for the sale of the PetroSource Energy Company limited partnership units and the Subordinate Promissory Note. The sale was completed on December 22, 2005 and a gain of $1,143,352 was recorded in Other, net in the accompanying consolidated statements of operations.

(8)	Leases

The Partnership has operating leases primarily for pipeline capacity, compressors, land, office space and transportation equipment. The pipeline capacity and compressor leases contain renewal options. The Partnership is generally required to pay all costs such as maintenance, insurance and operating expenses associated with such leases. Rental expense for operating leases in 2005, 2004 and 2003 was approximately $1,266,000 $1,306,000 and $1,091,000, respectively, and is included in Operating and maintenance and General and administrative expenses, net in the accompanying consolidated statements of operations.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) are approximately:

Year ended December 31:
2006	$553,000
2007	517,000
2008	515,000
2009	486,000
2010	47,000

(9)	Litigation Settlement

During 2004, the Partnership received approximately $14,787,000 in connection with a litigation settlement with El Paso Natural Gas Company (El Paso). El Paso breached a noncompete agreement associated with certain New Mexico processing plants owned by the Partnership. Included in the settlement was approximately $9,771,000 of damages which are included in Other, net, approximately $4,549,000 of interest which is included in Interest income, and approximately $467,000 in reimbursed legal fees which are included as a reduction in General and administrative expenses, net in the accompanying consolidated statements of operations.

(10)	Commitments and Contingencies

Legal Proceedings

The Partnership, in the ordinary course of business, is subject to certain claims and litigation. The Partnership believes the outcome of such matters will not have a material effect on the consolidated balance sheets or the results of operations of the Partnership.

Guarantees

At December 31, 2005, a subsidiary of the Partnership’s ultimate owner, had issued approximately $3,300,000 in standby letters of credit to certain insurers in order to act as collateral for any deductible payments due under workers compensation, general liability, and auto liability policies covering the affiliate, the Partnership, and other affiliated entities. The Partnership and the other affiliated entities have agreed to reimburse the affiliate for those losses arising from their liabilities related to such deductible payments in the event the standby letters of credit are drawn upon by the insurers. If this situation occurs, the Partnership’s maximum obligation would be dependent upon the ability of these affiliates to perform under this agreement. In the unlikely event these affiliates are unable to perform, the Partnership may be required to fund the total amount of such standby letters of credit. The Partnership expects full performance by these affiliates and accordingly, there is no requirement to record a liability for this commitment.

SOUTHERN UNION GAS SERVICES, LTD. AND SUBSIDIARIES

(formerly SID RICHARDSON ENERGY SERVICES, LTD. AND SUBSIDIARIES)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

Environmental Matters

The Partnership, in the ordinary course of business, is subject to certain environmental remediation assessments and clean-up efforts associated with operating its plants and equipment. The Partnership has identified several environmental remediation matters. The Partnership accounts for the estimated costs associated with these remediation efforts in accordance with AICPA Statement of Position 96-1, Environmental Remediation Liabilities. Accordingly, liabilities for these remediation efforts are recorded on an undiscounted basis when the environmental assessments or clean-ups are probable and the costs can be reasonably estimated.

The total estimated aggregate cost associated with such matters was $352,000 and $110,000 at December 31, 2005 and 2004, respectively, and is expected to be paid over the next three years. The aggregate undiscounted amount has been recorded in Accrued liabilities in the accompanying consolidated balance sheets since it represents the Partnership’s best estimate of these costs and the expected payments are not considered to be fixed and reliably determinable. The cost estimate is based on technology that is expected to be used and is currently available to complete the remediation efforts. The estimate of costs and their timing of payment could change as a result of (i) changes to planned remediation efforts required by regulatory agencies, (ii) changes in technology available to complete the remediation efforts, and (iii) unforeseen circumstances existing at the site.